News Release

TranSwitch Corporation Extends its Shelf Registration

SHELTON, CT — October 25, 2012 — TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced that on October 25, 2012, it filed a universal shelf registration statement with the Securities and Exchange Commission (SEC), which if and when declared effective by the SEC, would enable the Company to raise funds through one or more issuances of the securities covered by the shelf registration statement, subject to market conditions and the Company’s capital needs. This registration statement replaces the current universal shelf registration statement, which expires on October 28, 2012. This filing should not be deemed as a signal of any change in our capital needs or our capital structure planning.

An offering of securities covered by the shelf registration statement will be made only by means of a written prospectus and prospectus supplement, and the specific terms of any future offering will be subject to prevailing market conditions.   The Company may use the net proceeds from the sale of these securities for general corporate purposes, which may include repayment or refinancing of existing indebtedness, acquisitions, investments, capital expenditures, repurchase of its capital stock and for any other purposes that the Company may specify in any prospectus supplement.

The registration statement relating to the securities listed in the shelf registration has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of the securities mentioned herein in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About TranSwitch Corporation

TranSwitch Corporation (TXCC) provides innovative integrated circuit (IC) and intellectual property (IP) solutions that deliver core functionality for video, voice, and data communications equipment for the customer premises and network infrastructure markets.  For the customer-premises market, we offer multi-standard, high-speed interconnect solutions enabling the distribution and presentation of high-definition (HD) video and data content for consumer electronics applications. We also provide a family of best-in-class communications processors.  For the network infrastructure market we provide integrated multi-core network processor System-on-a-Chip (SoC) solutions for Fixed, 3G and 4G Mobile, VoIP and Multimedia applications.   TranSwitch’s customers are leading consumer electronics and telecom equipment companies around the globe.  To learn more, please visit www.transwitch.com.

TranSwitch Forward Looking Statements

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, if any, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

Source: TranSwitch Corporation

TranSwitch is a registered trademark of TranSwitch Corporation.

Contact:

TranSwitch Corporation
Robert A. Bosi, 203.929.8810 ext. 2465
Vice President and Chief Financial Officer
or
Mary Lombardo, 203.929.8810 ext. 2254
Investor Relations